Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of BioLineRx Ltd. (the “Company”) for the registration of 10,000,000 of its ordinary shares under its BioLineRx Ltd. 2003 Share Incentive Plan of our report dated March 27, 2011, relating to the financial statements of BioLineRx Ltd., is included in its Registration Statement on Form 20-F filed with the Securities and Exchange Commission.  The ordinary shares may be represented by the Company’s American Depositary Shares (“ADSs”) under the Deposit Agreement dated as of July 21, 2011, among the Company, The Bank of New York, as depositary, and the holders from time to time of the Company’s ADSs.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
August 22, 2011

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003
Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il